Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Yearly Report of Confederate Motors, Inc.  (the “Company”) on the Form 10-K for the year ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph Mitchell, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Yearly Report on Form 10-K for the year ending December 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-K for the year ending December 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Confederate Motors, Inc.

Date: March 30, 2012	By:	/s/ Joseph Mitchell
Joseph Mitchell Chief Financial Officer (Principal Financial and Accounting Officer)